Exhibit 4.3

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES HEREINAFTER DESCRIBED AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO ANOTHER NOMINEE OF THE DEPOSITORY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREON, CEDE & CO., HAS AN INTEREST HEREIN.

CATERPILLAR INC.

2.600% SENIOR NOTES DUE 2022

REGISTERED NO.	$

CUSIP 149123 BX8 ISIN US149123BX80

CATERPILLAR INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporations under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the principal sum of                                     ($               ) on June 26, 2022, subject to advancement as provided in Annex A hereto, and to pay interest thereon from June 26, 2012, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 26 and December 26 of each year, commencing December 26, 2012, at the rate of 2.600% per annum, until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the rate per annum borne by this Security on any overdue principal and on any overdue installment of interest. If an Interest Payment Date or maturity date is not a Business Day, interest or principal will be paid on the next Business Day. However, interest on the payments will not accrue for the period from the original payment date to the date the payment is made. Interest will be calculated based on a 360-day year consisting of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on June 11 or December 11, as the case may be, immediately preceding such Interest Payment Date (whether or not a Business Day). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of and interest on this Security due at Maturity in United States dollars will be made in immediately available funds to the depository or its nominee, provided that this Security is presented to the Trustee in time for the Trustee to make such payment in accordance with its normal procedures. Payment of interest (other than interest payable at Maturity) on this Security in United States dollars will be made by transfer of immediately available funds to the depository or its nominee.

This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by or on behalf of the Trustee under the Indenture.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of May 1, 1987 (as supplemented, the “Indenture”), between the Company and U.S. Bank National Association (as successor to Citibank, N.A., as successor to First National Bank of Chicago), as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited initially in aggregate principal amount to $500,000,000.

The Company may from time to time, without notice to or the consent of the Holders of the Securities, create and issue further securities having the same terms as the Securities in all respects (except for the issue date, issue price, payment of interest accruing prior to the issue date of the Securities and, in some cases, the initial interest payment date of the Securities), so that such additional securities may be consolidated and form a single series with the Securities and have the same terms as to status, redemption or otherwise as the Securities. If the additional securities are not fungible with the previously outstanding Securities for United States federal income tax purposes, such additional securities will have a separate CUSIP number.

The Securities shall have the redemption features summarized in Annex A to this Global Security.

2

The provisions for defeasance and covenant defeasance set forth in Sections 1302 and 1303 of the Indenture, respectively, will apply to the Securities of this series.

If any Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency herein prescribed.

As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Security is registrable in the Security Register upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Security is a Global Security and shall be exchangeable for Securities registered in the names of Persons other than the depository with respect to this Global Security or its nominee only if (x) such depository notifies the Company that it is unwilling or unable to continue as depository for this Global Security or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended, (a) the Company executes and delivers to the Trustee a Company Order that this Global Security shall be exchangeable or (b) there shall have occurred and be continuing an Event of Default with respect to the Securities. If this Global Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Securities issuable in a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof, registered in such names as such depository shall direct.

3

The Securities of this series are issuable only in registered form without coupons and when not represented by one or more Global Securities, (a) will be issuable in a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof and (b) as provided in the Indenture and subject to certain limitations therein set forth, will be exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall be governed by the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

*              *              *

4

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  June 26, 2012

[SEAL]

CATERPILLAR INC.

By:
Edward J. Scott
Treasurer

Attest:

By:
Joni J. Funk
Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By
Name:
Title:

ANNEX A TO GLOBAL SECURITY

Optional Redemption

At any time prior to March 26, 2022, this Security may be redeemed in whole at any time or in part from time to time, at the Company’s option, at a redemption price equal to the greater of:

•                  100% of the principal amount of the Securities to be redeemed, or

•                  the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 15.0 basis points, in each case, plus accrued and unpaid interest on the principal amount being redeemed to the redemption date.

At any time on or after March 26, 2022, this Security may be redeemed in whole at any time or in part from time to time, at the Company’s option, at a redemption price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest on the principal amount being redeemed to the redemption date.

“Business Day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such Securities.

“Comparable Treasury Price” means (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if, after seeking at least five Reference Treasury Dealer Quotations and excluding the highest and lowest Reference Treasury Dealer Quotations, the Independent Investment Banker obtains fewer than five such Reference Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means any of Citigroup Global Markets Inc., J.P. Morgan Securities LLC or Merrill Lynch, Pierce, Fenner & Smith Incorporated and any of their respective successors, as appointed by the Company, or, if any of the foregoing is unwilling or unable to select the Comparable Treasury Issue, a nationally recognized investment banking institution which is a Primary Treasury Dealer appointed by the Company.

“Primary Treasury Dealer” means a primary U.S. government securities dealer in New York, New York.

A-1

“Reference Treasury Dealer” means (1) any of Citigroup Global Markets Inc., J.P. Morgan Securities LLC or Merrill Lynch, Pierce, Fenner & Smith Incorporated and any of their respective successors, as appointed by the Company, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer (a “Primary Treasury Dealer”), the Company will substitute for such dealer another Primary Treasury Dealer, and (2) any other nationally recognized Primary Treasury Dealer selected by the Independent Investment Banker and acceptable to the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York, New York time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (or, if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price of such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

Holders of Securities to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 60 days before the date fixed for redemption. If fewer than all of the Securities are to be redeemed, the Trustee will select the particular Securities or portions thereof for redemption from the outstanding Securities not previously called, pro rata or by lot, or in such other manner as the Company shall direct.

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